UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2026, Henry Schein, Inc. (the “Company”) announced that (i) Ronald N. South will continue to serve as Senior Vice President and Chief Financial Officer of the Company and as the Company’s principal financial officer and principal accounting officer through November 3, 2026, including through the completion of the Company’s third quarter earnings process, and effective November 4, 2026, Mr. South’s employment will transition to the role of Senior Advisor and (ii) the Board of Directors (the “Board”) approved the appointment of Emmanuel Caprais to initially serve as Senior Financial Advisor of the Company on October 12, 2026, allowing for a structured transition and onboarding period, and effective November 4, 2026 to serve as Senior Vice President, Chief Financial Officer of the Company and as the Company’s principal financial officer and principal accounting officer. In connection with such transition, Mr. South will be entitled to receive the payments and benefits under the Company’s amended and restated Executive Severance Plan (the “Executive Severance Plan”), in accordance with and subject to the terms and conditions of such plan.

Mr. Caprais, 51, comes to the Company from ITT Inc. (“ITT”), a global industrial manufacturer, where he served as Senior Vice President and Chief Financial Officer from 2020 to May 2026. Prior to becoming ITT’s Chief Financial Officer, Mr. Caprais served in a number of finance leadership roles at ITT, including Vice President of Finance and Group Chief Financial Officer, with responsibility for ITT’s business unit finance teams, Financial Planning & Analysis and Investor Relations, and as segment Chief Financial Officer for ITT’s Motion Technologies and Industrial Process businesses. Mr. Caprais joined ITT in 2012. Prior to joining ITT, Mr. Caprais held finance leadership roles at Magneti Marelli (now MARELLI) and, earlier, positions of increasing responsibility in finance at Valeo in North America and Europe.

Offer Letter with Mr. Caprais

In connection with his appointment, Mr. Caprais and the Company entered into an offer letter (the “Offer Letter”). Mr. Caprais will initially serve as Senior Financial Advisor and, effective November 4, 2026, will serve as Senior Vice President, Chief Financial Officer. He will report to Frederick M. Lowery, Chief Executive Officer. Mr. Caprais’ employment is at will and is not for a fixed term.

Under the Offer Letter, Mr. Caprais will receive during the employment period an annual base salary of $750,000 and a target annual bonus opportunity of $750,000 under the Company’s Incentive Plan, subject to the attainment of performance criteria established by the Compensation Committee of the Board and subject to the terms and conditions of the Incentive Plan. Mr. Caprais will also be eligible to receive a one-time cash sign-on bonus in the amount of $25,000, payable within 30 days of his start date, subject to continued employment through the payment date and repayment in certain circumstances if his employment terminates within one year of his start date.

Additionally, Mr. Caprais will be eligible to participate in the Company’s annual long-term incentive program. His 2027 long-term incentive award is expected to have an estimated grant date fair value of $2,500,000 and to be granted in March 2027, subject to his continued employment through the grant date and the terms and conditions of the Company’s 2024 Stock Incentive Plan (or successor plan) and applicable award agreements. The Offer Letter further provides that, subject to Mr. Caprais’ continued employment through the grant date, he will be eligible to receive a one-time sign-on equity award to be granted in December 2026 with a grant date fair value of $250,000. The equity grant will be allocated as follows: (i) 50% performance-based restricted stock units which will vest on the third anniversary of the grant date subject to the achievement and certification of performance goals; and (ii) 50% time-based restricted stock units which will vest ratably on each of the first four anniversaries of the grant date. Such grant will be subject to the terms and conditions of the Company’s 2024 Stock Incentive Plan (or successor plan) and applicable award agreements. All vesting is subject to Mr. Caprais’ continued employment through the applicable vesting dates, except in the case of certain termination events.

In addition, the Company will sponsor and pay reasonable fees and expenses, up to $7,000, associated with the renewal of U.S. permanent resident cards for Mr. Caprais and his immediate family members, as described in the Offer Letter.

Subject to Mr. Caprais’ timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the Company, Mr. Caprais will be eligible to receive the benefits provided by the Executive Severance Plan or the Company’s amended and restated Executive Change in Control Plan, as applicable, which for an executive officer, generally provide, upon a qualifying termination not in connection with a change in control, for a pro-rated annual bonus for the year of termination based on actual performance, cash severance equal to 1.5 times the sum of base salary and the average annual bonus paid over the three fiscal years preceding termination, payable in installments over the 18 months period following such termination, pro rata acceleration of performance-based equity awards (subject to actual performance) and time-based equity awards granted prior to January 1, 2027, subsidized COBRA health coverage, and outplacement services, and, in the case of a qualifying termination in connection with a change in control, for severance pay equal to 2.0 times base salary and target bonus, payable in one lump sum, pro rata annual incentive compensation for the year of termination based on actual performance, accelerated vesting of equity and certain retirement benefits, and continued health and welfare benefits, in each case subject to the terms of the applicable plan.

In connection with the Offer Letter, Mr. Caprais has entered into a Restrictive Covenant, Confidentiality and Inventions Agreement with the Company (the “Restrictive Covenant Agreement”). Under the Restrictive Covenant Agreement, Mr. Caprais is subject to non-compete, non-solicitation and non-interference covenants during his employment with the Company and for 18 months following termination of employment for any reason, and a perpetual customary confidentiality provision.

The foregoing description of the Offer Letter and the Restrictive Covenant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter and the Restrictive Covenant Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

No arrangement or understanding exists between Mr. Caprais and any other person pursuant to which Mr. Caprais was selected to serve as Chief Financial Officer. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Caprais reportable under Item 404(a) of Regulation S-K. Mr. Caprais has no family relationships with any of the Company’s directors or executive officers.

Item 7.01	Regulation FD.

On October 8, 2026, the Company issued a press release (the “Press Release”) announcing leadership transitions. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the Press Release attached as Exhibit 99.1 are considered furnished to the Securities and Exchange Commission and are not deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter between Henry Schein, Inc. and Emmanuel Caprais

10.2	Restrictive Covenant Agreement between Henry Schein, Inc. and Emmanuel Caprais

99.1	Press Release, dated October 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: October 8, 2026	By:	/s/ Kelly Murphy
Kelly Murphy
Senior Vice President and General Counsel